UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): August 1, 2016

Tumi Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-35495	04-3799139
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1001 Durham Avenue South Plainfield, NJ		07080
(Address of principal executive offices)		(Zip Code)
(908) 756-4400
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INTRODUCTORY NOTE

Pursuant to an Agreement and Plan of Merger, dated as of March 3, 2016 (the "Merger Agreement"), by and among Tumi Holdings, Inc., a Delaware corporation ("Tumi"), Samsonite International S.A., a public limited liability company (société anonyme) incorporated and governed by the laws of the Grand-Duchy of Luxembourg and registered with the Luxembourg Register of Commerce and Companies (Registre de Commerce et des Sociétés de Luxembourg) under number B 159469 ("Samsonite"), and PTL Acquisition Inc., a Delaware corporation and an indirect wholly owned subsidiary of Samsonite ("Merger Sub"), Merger Sub was merged with and into Tumi (the "Merger"), with Tumi continuing as the surviving corporation and an indirect wholly owned subsidiary of Samsonite. The Merger became effective on August 1, 2016 (the "Effective Time").
At the Effective Time, among other things, (i) each issued and outstanding share of Tumi common stock, par value $0.01 per share, was converted into the right to receive $26.75 in cash, without interest (the "Per Share Merger Consideration") (other than any shares of Tumi common stock owned by Tumi as treasury stock, any shares owned by Samsonite or any direct or indirect subsidiary of Samsonite, any shares owned by Merger Sub and dissenting shares, if any, which were not so converted), and (ii) each Tumi stock option, service restricted stock unit and performance restricted stock unit, whether vested or unvested, that was outstanding immediately prior to the Effective Time was cancelled and converted into the right to receive the Per Share Merger Consideration (in the case of performance restricted stock units, the number of shares of common stock subject to such award were determined assuming target performance has been met or, in the case of stock options, the excess, if any, of the Per Share Merger Consideration over the exercise price of such stock option). Upon the Effective Time, holders of Tumi common stock immediately prior to the Effective Time ceased to have any rights as stockholders in Tumi (other than their right to receive the Per Share Merger Consideration, or, in the case of shares of Tumi common stock as to which appraisal rights have been properly exercised and not withdrawn, the rights pursuant to Section 262 of the Delaware General Corporation Law).
The foregoing description of the Merger Agreement and the transactions contemplated thereby does not purport to be complete and is qualified in its entirety by reference to the Merger Agreement, a copy of which was filed as Exhibit 2.1 to Tumi’s Current Report on Form 8-K filed with the Securities and Exchange Commission on March 3, 2016, and is incorporated herein by reference.
The following events took place in connection with the consummation of the Merger:
Item 1.01 Entry into a Material Definitive Agreement
Senior Secured Credit Facilities
Overview. Following the completion of the Merger, Tumi became a party to the credit agreement, dated as of May 13, 2016 (the “Credit Agreement”), by and among Merger Sub, the lenders party thereto, HSBC Bank USA, National Association, as administrative agent for the lenders under the Term Loan A Facility and the Revolving Facility and collateral agent, HSBC Bank PLC, as sub-collateral agent, and Morgan Stanley Senior Funding, Inc., as administrative agent for the lenders under the Term Loan B Facility, for (1) a $1,250 million senior secured term loan A facility (the “Term Loan A Facility”), (2) a $675 million senior secured term loan B facility (the “Term Loan B Facility” and, together with the Term Loan A Facility, the “Term Loan Facilities”) and (3) a $500 million revolving credit facility (the “Revolving Facility”, and, together with the Term Loan Facilities, the “Senior Credit Facilities”).
Interest Rate and Fees. Borrowings under the Term Loan A Facility and the Revolving Facility will bear interest at a rate per annum equal to an applicable margin plus, at the borrower’s option, either (a) at a base rate determined by reference to the highest of (1) the prime rate published by the Wall Street Journal, (2) the federal funds effective rate plus 0.50% and (3) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for an interest period of one month adjusted for certain additional costs, plus 1.00% or (b) a LIBOR rate determined by reference to the costs of funds for U.S. dollar deposits for the interest period relevant to such borrowing adjusted for certain additional costs, which, in the case of the Term Loan B Facility only, will be no less than 0.75%. The applicable margin for borrowings under the Term Loan B Facility is 3.25% for LIBOR borrowings and 2.25% for base rate borrowings. The applicable margin for borrowings under the Term Loan A Facility is initially 2.75% for LIBOR borrowings and 1.75% for base rate borrowings and the applicable margin for borrowings under the Revolving Facility is initially 2.75% for LIBOR borrowings and 1.75% for base rate borrowings. The applicable margin for borrowings under both the Term Loan A Facility and the Revolving Facility will step down based on achievement of a specified total net leverage ratio of Samsonite and its restricted subsidiaries (including Tumi) at the end of each fiscal quarter, commencing with the first full fiscal quarter ending after August 1, 2016 (the “Closing Date”).
In addition to paying interest on outstanding principal under the Senior Credit Facilities, the borrowers (including Tumi) will pay customary agency fees and a commitment fee in respect of the unutilized commitments under the Revolving Facility, which will initially be 0.50% per annum. The commitment fee will step down 0.375% and 0.25% per annum based on achievement of a specified total net leverage ratio of Samsonite and its restricted subsidiaries (including Tumi) at the end of each fiscal quarter, commencing with the first full fiscal quarter ending after the Closing Date.

Mandatory Prepayments. The Credit Agreement requires certain mandatory prepayments of outstanding loans under the Term Loan Facilities from the net cash proceeds of certain asset sales and casualty and condemnation events (subject to reinvestment rights), and the net cash proceeds of any incurrence or issuance of debt not permitted under the Senior Credit Facilities, in each case subject to customary exceptions and thresholds. The Credit Agreement also provides for mandatory prepayments of the Term Loan B Facility to be made based on the excess cash flow of Samsonite and its restricted subsidiaries (including Tumi).
Voluntary Prepayments. Voluntary prepayments of the Term Loan B Facility in connection with repricing transactions on or prior to six months following the Closing Date will be subject to a call premium of 1.0%. Otherwise, all outstanding loans under the Senior Credit Facilities may be voluntarily prepaid at any time without premium or penalty other than customary “breakage” costs with respect to LIBOR loans.
Amortization and Final Maturity. The Term Loan A Facility requires scheduled quarterly payments, with an amortization of 2.5% of the original principal amount of the loans under the Term Loan A Facility made on the Closing Date, with a step-up to 5.0% amortization during the second and third years, 7.5% during the fourth year and 10.0% during the fifth year, with the balance due and payable on the fifth anniversary of the Closing Date. The Term Loan B Facility requires scheduled quarterly payments each equal to 0.25% of the original principal amount of the loans under the Term Loan B Facility made on the Closing Date, with the balance due and payable on the seventh anniversary of the Closing Date. There is no scheduled amortization of the principal amounts of the loans outstanding under the Revolving Facility. Any principal amount outstanding under the Revolving Facility is due and payable on the fifth anniversary of the Closing Date.
Guarantees and Security. The obligations of the borrowers (including Tumi) under the Senior Credit Facilities are unconditionally guaranteed by Samsonite and certain of Samsonite’s existing direct or indirect wholly-owned material subsidiaries, and are required to be guaranteed by certain future direct or indirect wholly-owned material subsidiaries organized in the jurisdictions of Luxembourg, Belgium, Canada, Hong Kong, Hungary, Mexico and the United States. All obligations under the Senior Credit Facilities, and the guarantees of those obligations, are secured, subject to certain exceptions, by substantially all of the assets of Samsonite and the assets of certain of its direct and indirect wholly-owned subsidiaries that are borrowers and/or guarantors under the Senior Credit Facilities, including:

•
a first-priority pledge of all of the equity interests of Samsonite and certain of Samsonite’s subsidiaries and each wholly owned material restricted subsidiary of these entities (which pledge, in the case of any foreign subsidiary of a U.S. entity, is limited to 66% of the voting capital stock and 100% of the non-voting capital stock of such foreign subsidiary); and

•	a first-priority security interest in substantially all of the tangible and intangible assets of Samsonite, Tumi and the subsidiary guarantors.
Certain Covenants and Events of Default. The Senior Credit Facilities contain a number of negative covenants that, among other things and subject to certain exceptions, restrict Samsonite’s ability and each of Samsonite’s restricted subsidiaries ability to:

•	incur additional indebtedness;

•	pay dividends on its capital stock or redeem, repurchase or retire its capital stock or its other indebtedness;

•	make investments, loans and acquisitions;

•	engage in transactions with its affiliates;

•	sell assets, including capital stock of its subsidiaries;

•	consolidate or merge;

•	materially alter the business it conducts;

•	incur liens; and

•	prepay or amend any junior debt or subordinated debt.

In addition, the Credit Agreement requires Samsonite and its restricted subsidiaries (including Tumi) to comply with a maximum total net leverage ratio financial maintenance covenant and a minimum interest coverage ratio covenant. The Credit Agreement also contains certain customary representations and warranties, affirmative covenants and provisions relating to events of default (including upon a change of control).

The foregoing summary of the Credit Agreement is only a summary and does not purport to be complete.

Item 1.02. Termination of a Material Definitive Agreement.

In connection with the consummation of the Merger, on August 1, 2016, Tumi terminated the Amended and Restated Credit and Guaranty Agreement, dated as of April 4, 2012 (as amended, the "Credit Facility"), among Tumi, certain subsidiaries of Tumi, Wells Fargo Bank, National Association, as collateral agent, and the lenders and other parties thereto. Immediately prior to termination, Tumi had no balance outstanding under the Credit Facility.

Item 2.01. Completion of Acquisition or Disposition of Assets.

The information contained in the Introductory Note above is incorporated herein by reference in this Item 2.01.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The disclosure set forth above in item 1.01 is hereby incorporated by reference in this Item 2.03.

Item 3.01. Notice of Delisting or Failure to Satisfy a Continued Listing or Standard; Transfer of Listing.

In connection with the completion of the Merger, Tumi notified the New York Stock Exchange (the “NYSE”) on August 1, 2016 that, other than as described in the Introductory Note above, each issued and outstanding share of Tumi common stock automatically converted into the right to receive the Per Share Merger Consideration, and requested that trading in the Tumi common stock be suspended prior to the opening of trading on August 2, 2016. Also, on August 1, 2016, Tumi requested that the NYSE file with the SEC a notification on Form 25 to effect the delisting of Tumi’s common stock on the NYSE and the deregistration of Tumi’s common stock under Section 12(b) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). Tumi intends to file with the SEC a certification on Form 15 under the Exchange Act requesting the suspension of Tumi’s reporting obligations under Sections 13 and 15(d) of the Exchange Act.

The information contained in the Introductory Note above is incorporated herein by reference in this Item 3.01.

Item 5.01. Changes in Control of Registrant.

As a result of the Merger, a change in control of Tumi occurred and Tumi became an indirect wholly owned subsidiary of Samsonite. The information contained in the Introductory Note above is incorporated herein by reference in this Item 5.01.

The Merger was financed with proceeds from the Term Loan Facilities.

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Agreements of Certain Officers.

As a result of the Merger, each of Claire M. Bennett, Christopher J.L. Fielding, Jerome S. Griffith, Joseph R. Gromek, Thomas H. Johnson, Michael J. Mardy and Alexander W. Smith resigned from their directorships of Tumi and any committees of which they were a member, as of the Effective Time. Upon completion of the Merger, pursuant to the terms of the Merger Agreement, the directors of Merger Sub, Kyle F. Gendreau and John B. Livingston, became the directors of Tumi.

Also, upon consummation of the Merger, each of the following named executive officers of Tumi ceased to serve as an officer of Tumi: Jerome S. Griffith, Chief Executive Officer and President; Michael J. Mardy, Chief Financial Officer and Executive Vice President; Steven M. Hurwitz, Senior Vice President - Product Development, Manufacturing and Sourcing; and David J. Riley, Chief Accounting Officer and Senior Vice President, Finance.

In addition, the following individuals were appointed officers of Tumi: Ramesh D. Tainwala, President and Chief Executive Officer; Kyle F. Gendreau, Treasurer; and John B. Livingston, Secretary.

Ramesh D. Tainwala, age 56, became President and Chief Executive Officer of Tumi. He has served as an Executive Director of Samsonite since May 2011 and as executive director of the Samsonite consolidated group since February 2011. Mr. Tainwala has served as Chief Executive Officer of Samsonite since October 1, 2014. Prior to his appointment as Chief Executive Officer of Samsonite, Mr. Tainwala served as Samsonite’s Chief Operating Officer from March 2014 through September 2014. Before his appointment as Chief Operating Officer, he served as Samsonite’s President, Asia-Pacific and Middle East. Mr. Tainwala has been the General Manager of Samsonite’s Middle Eastern operation since January 2007 and has been the Chief Operating Officer of Samsonite’s Indian operation since June 2000. Prior to joining Samsonite in November 1995, Mr. Tainwala was an entrepreneur in the plastic processing and consumer goods industries, including with Tainwala Chemicals & Plastics (India) Limited with which he was associated from 1985 to 2008.

Kyle F. Gendreau, age 46, became Treasurer of Tumi and was appointed as a director. He has served as Executive Director of Samsonite since its incorporation in March 2011 and as an executive director of the Samsonite consolidated group since January 2009. Mr. Gendreau has served as Chief Financial Officer of Samsonite since January 2009. Mr. Gendreau joined Samsonite in June 2007 as Vice President of Corporate Finance and as Assistant Treasurer. Prior to joining Samsonite, Mr. Gendreau was the vice president of finance and chief financial officer at Zoots Corporation from 2000 to 2007.

John B. Livingston, age 49, became Secretary of Tumi and was appointed as a director. He has served as Vice President, General Counsel and Joint Company Secretary of Samsonite since September 2009. Mr. Livingston joined Samsonite in July 2006 as Vice President and General Counsel for Samsonite’s Americas division. Prior to joining Samsonite, Mr. Livingston was in-house counsel at Reebok International Ltd. from 2002 to 2006.

Item 5.03. Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

Pursuant to the terms of the Merger Agreement, the certificate of incorporation of Merger Sub in effect at the Effective Time became the certificate of incorporation of Tumi, except that the name of the Surviving Corporation is “Tumi Holdings, Inc.” The Second Amended and Restated Certificate of Incorporation of Tumi is attached as Exhibit 3.1 hereto and incorporated herein by reference in this Item 5.03.

Pursuant to the terms of the Merger Agreement, the bylaws of Merger Sub as in effect at the Effective Time became the bylaws of Tumi, except that the name of the Surviving Corporation is “Tumi Holdings, Inc.” The Amended and Restated Bylaws of Tumi are attached as Exhibit 3.2 hereto and incorporated herein by reference in this Item 5.03.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of March 3, 2016, by and among Tumi Holdings, Inc., Samsonite International, S.A. and PTL Acquisition Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 3, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Tumi Holdings, Inc.
3.2	Amended and Restated Bylaws of Tumi Holdings, Inc.

Signature
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TUMI HOLDINGS, INC.

Dated:	August 1, 2016	By:	/s/ Peter L. Gray
			Name:	Peter L. Gray
			Title:	Executive Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.	Description
2.1
Agreement and Plan of Merger, dated as of March 3, 2016, by and among Tumi Holdings, Inc., Samsonite International, S.A. and PTL Acquisition Inc. (incorporated by reference to Exhibit 2.1 to the Company’s Current Report on Form 8-K filed on March 3, 2016).

3.1	Second Amended and Restated Certificate of Incorporation of Tumi Holdings, Inc.
3.2	Amended and Restated Bylaws of Tumi Holdings, Inc.